As filed with the U.S. Securities and Exchange Commission on November 4, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Freshworks Inc.
(Exact name of Registrant as specified in its charter)

Delaware	33-1218825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2950 S. Delaware Street, Suite 201
San Mateo, California 94403
(650) 513-0514
(Address of principal executive offices) (Zip code)
Freshworks Inc. 2011 Stock Plan, As Amended
(Full title of the plan)
Tyler Sloat
Chief Financial Officer
Freshworks Inc.
2950 S. Delaware Street, Suite 201
San Mateo, California 94403
(650) 513-0514
(Name, address and telephone number, including area code, of agent for service)
Copies to:

David J. Segre Jon C. Avina Calise Y. Cheng Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Pamela Sergeeff Chief Legal Officer and General Counsel Freshworks Inc. 2950 S. Delaware Street, Suite 201 San Mateo, California 94403 (650) 513-0514

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.00001 per share (3)	13,555,142	$43.13	$584,633,274.46	$54,195.50

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the stock option and restricted stock unit awards set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Class A common stock, as applicable.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant’s Class A common stock on November 3, 2021, as reported on the Nasdaq Global Select Market.

(3)	Consists of shares of Class A common stock issuable upon conversion of an equal number of shares of Class B common stock issued pursuant to the exercise of stock options and underlying outstanding restricted stock units, in each case granted under the Registrant’s 2011 Stock Plan.

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Freshworks Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities” within the meaning of the Securities Act, by certain stockholders that are directors, executive officers and current and former employees and third-party contractors and consultants to the Registrant (the “Selling Stockholders”), some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act, for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
Freshworks Inc.
13,555,142 Shares of Class A Common Stock
This prospectus relates to 13,555,142 shares of Class A common stock, par value $0.00001 per share (the “Shares”), of Freshworks Inc., which may be offered from time to time by certain of our stockholders that are directors, executive officers and current and former employees and third-party contractors and consultants to Freshworks Inc. (the “Selling Stockholders”), some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act, for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our employee benefit plans.
The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FRSH.” On November 3, 2021, the last reported sale price of our Class A common stock was $43.06 per share.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.
If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 4, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.
The Freshworks design logo, “Freshworks,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Freshworks Inc. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.
Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Freshworks” refer to Freshworks Inc. and its subsidiaries.

THE COMPANY
Overview
Our mission is to make it fast and easy for businesses to delight their customers and employees.
We provide businesses of all sizes with modern SaaS products that are designed with the user in mind. We started with Freshdesk, our customer experience (CX) product, and later expanded our offering to include Freshservice, our IT service management (ITSM) product. We then expanded our product offering to include a more complete customer relationship management (CRM) solution, which includes sales force and marketing automation. Finally, business users can have the power of modern SaaS technology with the ease of use of the most widely used consumer internet services.
The first generation of SaaS held enormous potential to give businesses more flexibility in the way they deployed software and make work easier. Despite the technological progress these companies have made, the first generation of SaaS has become too fragmented, unwieldy, and expensive, making it inaccessible for a wide swath of businesses. Organizations of all sizes, not just large enterprises, are facing increasing pressure to digitally transform and meet higher levels of customer and employee expectations. These stakeholders have become accustomed to the instant gratification of the digital economy, but the business software they use has not kept up.
At Freshworks, we build products that make it easier for businesses to delight their customers and employees. Our powerful software delivers the modern functionality and capabilities businesses need, while being intuitive and easy to use, rapid to onboard, agile, and affordable for organizations of all sizes. We build intelligence and automation into our products wherever possible to accelerate user productivity and allow them to quickly meet the increasing demands of customers and employees. By accelerating time to value, increasing productivity, and lowering costs, we provide businesses with a concrete return on their investment in Freshworks. With an increased ability to delight customers and employees, businesses also benefit from improved customer and employee retention, net promoter scores (NPS), and better business outcomes.
Corporate Information
We were initially incorporated in August 2010 as FreshDesk Inc., a Delaware corporation. In June 2017, we changed our name to Freshworks Inc. Our principal executive offices are located at 2950 S. Delaware Street, Suite 201, San Mateo, California 94403. Our telephone number is (650) 513-0514. Our website address is freshworks.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, and therefore we are subject to reduced public company reporting requirements.
Summary Risk Factors
Investing in our Class A common stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as fully described in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:
•We have a history of losses, and we may not be able to achieve profitability or, if achieved, sustain profitability.
•We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth.
•We have a limited operating history at our current scale, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
•We track certain key business metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and materially adversely affect our stock price, business, results of operations, and financial condition.
•We believe our long-term value as a company will be greater if we focus on growth, which may negatively impact our profitability.

•Our quarterly results may fluctuate significantly and may not meet our expectations or those of investors or securities analysts.
•The COVID-19 pandemic has affected how we and our customers operate, including our productivity, and has adversely affected the global economy, and the duration of and extent to which the pandemic will affect our business, future results of operations, and financial condition remains uncertain.
•If we are unable to attract new customers, convert customers using our trial versions into paying customers, and expand usage of our products within or across organizations, our revenue growth would be harmed.
•Our ability to attract new customers and increase revenue from existing customers depends on our ability to develop new features, integrations, capabilities, and enhancements and to partner with third parties to design complementary products.
•We recognize subscription revenue over the term of our customer contracts and, consequently, downturns or upturns in new subscriptions for our products may not be immediately reflected in our operating results and may be difficult to discern.
•Our business depends substantially on our customers renewing their subscriptions and purchasing additional subscriptions from us, and any decline in our customer retention would harm our future operating results.
•We operate in a highly competitive industry, and competition presents an ongoing threat to the success of our business.
•A substantial portion of our business and operations are located in India, and we are subject to regulatory, economic, social, and political uncertainties in India.
•We may be subject to various labor laws, regulations, and standards in India. Non-compliance with and changes in such laws may adversely affect our business, results of operations, and financial condition.
•The dual class structure of our common stock has the effect of concentrating voting control with those stockholders who held our stock prior to this offering, including our executive officers, employees, and directors and their affiliates, and limiting your ability to influence corporate matters.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-259118), filed with the SEC on September 22, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition, and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, including our statements regarding the benefits and timing of the roll-out of new technology, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our expectations regarding our annual recurring revenue (ARR), revenue, expenses, and other operating results;
•our ability to acquire new customers and successfully retain existing customers;
•our ability to increase the number of users who access our platform;
•our ability to increase usage of existing products;
•our ability to effectively manage our growth;
•our ability to achieve or sustain profitability;
•future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;
•the costs and success of our sales and marketing efforts, and our ability to maintain and enhance our brand;
•the estimated addressable market opportunity for existing products and new products;
•our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;
•our ability to effectively manage our growth, including any international expansion;
•our ability to protect our intellectual property rights and any costs associated therewith;
•the effects of the coronavirus, or COVID-19, pandemic or other public health crises;
•our ability to compete effectively with existing competitors and new market entrants; and
•the size and growth rates of the markets in which we compete.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus or incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of October 26, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 13,555,142 Shares of our Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock acquired by or which may be acquired by certain of our stockholders that are directors, executive officers, and current and former employees, third-party contractors, and consultants upon the exercise of stock options or settlement of restricted stock unit awards (“RSUs”). We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock issuable upon conversion of Class B common stock subject to options held by that person that are currently exercisable or exercisable or issuable upon settlement of RSUs, in each case within 60 days of October 26, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
We have based percentage ownership of our Class A common stock prior to this offering on 263,126,910 shares of our Class A common stock (including shares of Class A common stock issuable upon conversion of Class B common stock) outstanding as of October 26, 2021, unless otherwise noted.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Freshworks Inc., 2950 S. Delaware Street, Suite 201, San Mateo, California 94403.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage(2)	Shares	Shares	Percentage(2)
Rathna Girish Mathrubootham(3)	16,659,220	6.0%	2,422,650	14,236,570	5.1%
Jose Morales(4)	375,940	*	300,752	75,188	*
Srinivasagopalan Ramamurthy(4)	620,680	*	300,770	319,910	*
Tyler Sloat(4)	937,500	*	450,000	487,500	*
Roxanne S. Austin(4)	80,210	*	80,210	–	*
Johanna Flower(4)	168,750	*	90,000	78,750	*
Sameer Gandhi	–	–	–	–	–
Randy Gottfried(4)	337,500	*	90,000	247,500	*
Zachary Nelson(4)	28,130	*	28,130	–	*
Barry Padgett(4)	168,750	*	90,000	78,750	*
Jennifer Taylor(4)	28,130	*	28,130	–	*
Named Selling Stockholders(5)	38,118,280	12.7%	9,207,686	28,910,594	9.9%
Other Selling Stockholders(6)	566,370	*	466,814	99,556	*

* Represents beneficial ownership of less than 1%.
(1)    Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.
(2)    For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders.
(3)    Consists of 14,236,570 shares of Class B common stock and 2,422,650 shares of Class B common stock issuable upon settlement of RSUs within 60 days of October 26, 2021, all of which are vested as of such date.
(4)     Represents shares of Class B common stock issuable upon settlement of RSUs within 60 days of October 26, 2021, all of which are vested as of such date.
(5)    Includes the following 934 named non-affiliate persons: Tapan Acharya, Miguel Adao, Sridhar Adapa, Srinivasa Rao Addanki, Robin Adler, Rahul Agarwal, Rohit Agarwal, Basheer Ahamed, Javeeth Ahamed, Syed Zahed Ahmed, Karthik Chandra Akula, Rajapandian Alagarsamy, Lavanya Alagarswamy, Jeremie Alexandre, Riyaz Ali M, Leyla Aliyarova, Abdel Megied Alkassab,

Geeth Sreekrishna Alladi, Miguel Allende, Anna Almy, Shanmuga Sundaram Anandaraman, Akila Anbazhagan, Sathya Andavaraj, David Anderson, Morgane Andrien, Birk Angermann, Vasanthakumar Annadurai, Bharghavi Annan, Max Annan, Sudharshan Anthiyur Jayasampath, Nickhie Ann Antony, Arvind Aravamudhan, Gaddala Aravind, Abdur Rab Armar, Nishant Arora, Saurabh Arora, Kyle Arrington, Mandarachalam Aruchamy, Jeyageethan Arumainathan, Senthil Kumar Arumugam, Sivakumar Arumugam, Sankar Ganesh Arumugamangalam Nellaivinayaga, Sukanya Arunachalam, Vadivel Arunachalam, Vivek Asija, Deshmukh Atharva Hemant, Ramya Authappan, Utkarsh Awasthi, Karthick Babu, Pramod Babu, Rishi Raghauv Babu, Sathishbabu Babu, Sudhir Babu, Umamaheswari Bagavathiraj, Myriam Bahi, Thushan Bakthesenan, Raghuraman Balachandran, Rajagopal Baladhandayutham, Sidharth Balaji, Vishnu Balaji, Deepak Kumar Balakrishnan, Prasanna Balaraman, Suvashini Balashanmugam, Venkatesh Balasubramaniam, Bharath Balasubramanian, Charanya Balasubramanian, Vaidhyanathan Balasubramanian, Venkat Balasubramanian, Vijayabharathi Balasubramanian, Vishal Balasubramanian, Veeraraghavan Balasubramaniyan, Deepak Balasubramanyam, Divya Balraj, Abhishek Banerjee, Sonal Bansal, Bikram Barman, Shaik Khadar Basha, Sudha Baskaradoss, Kaitlyn Bate, Lara Bayne, Marivic Becker, Christian Benckendorff, Alan Berkson, Holly Berry, Raguram Betharasu, Tejas Bhandarkar, Prakash Bharath, Ashwin Bharathwaj, Chetan Bhat, Natasha Krishen Bhat, Vikrant Bhatnagar bhatnagar, Arijit Bhattacharya, Bhagyashree Bherwani, Balroop (Bally) Bhogal, Apeksha Bhosale, Omer Birger, Priyam Borkotoky Borkotoky, Jonathan Wolfgang Boudewijn, Bruno Bozza, Danielle Brady, Jarek Brostowicz, Stephen Brown, Victor Caballero, Howard A Calvin, Brandon Carr, Andrew Cattermole, Rinoy Chacko, Bharath Chakravarthy, Saurav Chakravorty, Jeffrey Chan, Leslie Chan, Rajasegar Chandiran, Bhargav Chandrababu, Priyanka Chandramouli, Vinod Kumar Chandramouli, Monisha Chandran, Sanjeev Chandran, Vishwanath J Chandrasekara, Bharath Chandrasekaran, Natarajan Chandrasekaran, Julie Chapman, Deepanjan Chattopadhyay, Harshita Chaudhary, Karan Chaudhary, Pranab Dhar Chaudhuri, Manoj B Cheruvathoor, Munendra Chevuru, Sethu Chidambaram, James Childs, Vinoth C Chinnadurai, Saiprasad Chirivirala, Prakash Chokalingam, Vishal Chopra, Sudipta Chowdhury, Alex Christopher, Noyel Christopher, Aparna Chugh, Sudhir Reddy Cirra, Gabriel Clarke, Ryan Clarke, George Cooper, Justin Cooper, Dave Corrigan-Kavanagh, Nicole Corriveau, Neil Xavier D Souza, Thomas Damiens, Hugo Danaguezian, Toan Dang, Relton Daniel, Herve Danzelaud, Kiran Darisi, Arjun M Das, Kingston Ebenezar David, Samyuktha Dega, Amber Delno, Kayel Dematteis, Devarsh Desai, Pranay K Desai, Kalpana Desigan, Sarthak Krishna Dev, Jayaseelan Deva, SriKrishna Devaraj, Satya Padmanabham Devarakonda, Venkat Devarayan, Rupa C Devi, Ebinezar Dhanaraj, Divya Dhanasekar, Yoganand Dharmaraj, Nastasja Dharsi, Vishal Dhawani, Balaji Dhinakaran, Srithar Dhulasiraman, Eric Diffin, Salvatore Disanto, Mayank Dixit, Janice Dolan, Anto Arun Dominic, Dileep Kumar Dora, Anurag Dubey, Mehul Dudi, Felix Dumitrica, Madhu Malar Duraisamy, Mahesh Kumar Duraisamy, Janani Dwarakanath, Tejaswini Edara, Rohit Eddy, Eric Edmonds, Jenny Edwards, Neetha Edwin, Nivedha Elango, Hari Prasad Elanki, Taylor Elliott, Megan Ellison, Saravanan Elumalai, Samuel Eriksmoen, Brian Ernst, Muthukumar Esakkimuthu, Marion Escude, Mike Espina, Mitchell Evanier, Morgan Farabaugh, John Feidt, Jonathan Feldman, Matthew Nicholas Fernandes, Anton Filipov, Josephine Fong, Dominic Francis, Stephen Francis, Brian Fuller, Carolin Gaide, Ankur Gakkhar, Hariharan Ganapathiraman, Ramesh Ganapathy, Vignesh Ganapathy, Arvind ganesan, Srikrishnan Ganesan, Shankar Ganesh, Venkatesan Ganesh, Abhishek Ganesh Padmanabhan, Ritikesh Ganpathraj, Kier Garcia, Divyanshu Garg, Mansi Garg, Shivang Garg, Henock Gessesse, Chris Gheller, Amit Ghosal, Somdipto Ghosh, Vignesh Girishankar, Bhushan Goel, Sri Venkata Reddy Goluguri, Garth Goodson, Chandrasekar Gopal, Dinesh Gopal, Karthika Gopal, Aravind Gopalan, Suman Gopalan, Anand Gopinath, Steven Michael Gormly, Bhagirath K Goud, Lakshmy Govind, Gopalakrishnan Govindaraj, Shubam Goyal, Tony Gray, Lydia Grendahl, Srinivas Guggilapu, Monika Gunalan, Rajesh Gunasekaran, Anuj Gupta, Deepti Gupta, Prernna Gupta, Sanjay Gupta, Tanvi Gupta, Vineet Gupta, Seetha Rama Guptha, Santhosh Guru, Balaji Prasad Guruprasad, Jessica Guthrie, Marco Gutierrez, George Hackett, Chad Haftorson, Itai Hakim, Jeremy Hall, Shahul Hameed, Amy Hannis-King, Shri Hari, Aishwarya S Hariharan, David Hattan, Kenneth Hayward, Satwik Hebbar, Akshatha Hegde, William Henriquez, Shawn Hensley, Marta Hidouk, Nancy Hinich - Gualda, Suvrat Hiran, Christopher Holt, Karthik Parthasarathy Hosadurgam, Nicholas Hostovsky, James Joon Huh, Raymond Henry Huner, Jahir Husain, Shuveb Hussain, Jeri-Lynn Imperial, Mohammed Irshad, Jithin Cherian Issac, Shreyas Srinivas Iyangar, Umanand Iyappan, Bivil M Jacob, Babak Jaffari, Vignesh Jagadeesh, Karthick Jagadish L, Arvinth Jagannathan, Prasanna Jagannathan, Sampath Kumar Jagannathan, Akshay Jain, Arihant Jain, Varun Jain, Feroze Ahmed Jamal, Arunkumar Jameswatt, Narendran Janakiraman, Harish Janjam, Madhu Medha Jayakumar, Janani Jayaraman, Shankar Jayaraman, Visaka Simhan Jayaraman, Manish Jha, Anusha Jogi, Sandeep John, Simon Johnson, Callum Jones, Christopher Joseph, Darwin Joseph, Tina Mathew Joseph, Sarvesh Joshi, Vijayasankar Jothi, Shobana Vinodh Kailash, Vamsi Kaja, Karthik Kalyanasundaram, Kavitha M Kamaleshlal, Nikhil Manish Kanda, Sabareesan Kandasamy, Shobana Kaniraj, Balaji Kannan, Rakesh M Kannan, Ramameena Kannan, Vivek Kannan, Sourav Kantha, Senthil Kanthaswamy, Jessica Kapustiak, Krishna Chaitanya Karri, Anne Karrigan, Sudharshan Karthik V, Dharmaraj Karthikeyan, Jayakumar Karumbasalam, Martin Katchadourian, Rimaljit Kaur, Patrick Keane, John Kelly, Allegra Kettelkamp, Shruti Khaitan, Mohammed Affan Ullah Khan, Safiuz Zama Khan, Anurag Khandelwal, Arun Kodakadath, Raja Rajeswari Kodan, Anil Kumar Kommineni, Amarendra Konda, Madhuri Koneru, Ram Mohan Konijeti, Prakash Koshy, Girish Koundinya, Jayadevan Kovilakam, David Krauss, Aditya Krishna, Gopi Krishna, Karthik Krishna, Sajesh Krishnadas, Abinaya Krishnamachari Sarathi, Sriganesh Krishnamani, Nirmalkanth Krishnamoorthy, Vigneshwar Krishnamurthy, Ajay R Krishnan, Manoj Krishnan, Palaniappan Krishnan, Shyam Krishnan, Sneha N Krishnan, Sriram Krishnan, Karthik Krishnapandi, Parthiban Krishnasamy, Shanmugam Krishnasamy, Sarathprasath Krishnaswamy, Gaurav Kulkarni, Anshuman Kumar, Devendra Kumar, Harish Kumar, Mahesh Kumar, MVR Charan Kumar, Navaneeth M Kumar, Navneet Kumar, Pulkit Kumar kumar, Rajesh Kumar, Ramesh Kumar, Ranjith Kumar, Sanjay D Kumar, Sathish Kumar, Sushant Kumar, Vikas Kumar, Babu Rajendra Kumar Koduru, Radheshyam Kuperan, Joe Kurian, Delane Naveen Kurup, Ajeet Singh Kushwaha, Deepak Lagupuddy, Ganesh Balaji Lakshmanan, Iswarya Lakshmi S, Nruthya Lakshminarasimhan, Vijay Lakshminarayanan, Juan Landingin, Richard Lansdorp, Kevin Lauber, Jodie Le Gassick, Tom Leaney, Justin Lee, Layla Lee, Jens Leucke, Kelly Levy, Paul Lieu, Shibu Lijack, Clifton Lobo, Bree Loriau, YuQin Lu, Thomas Luebbe, Prashant Luthra, Dawn Lyden, Mustapha

Maalej, Sathish Macherla, Ravi Madabhushi, Chandrasekar Madheswaran, Keerthi Madhu, Pavan Madhusoodanan, Samuel Vijaykumar Madireddy, Anandh Mahalingam, Anand Mahalingam KSN, Sherwin Mahbod, Satheesh Maheshkumar, Sidharth Malik, Sravya Mallapu, Chandan K Mallikuppam, Rovi Deepak Malode, Prashanthini Mande, Arun Mani, Viduthalai D Mani, Anand Manickavasagam, Armando Mann, James Manson, Gregory Marinello, Jake Stevie Martin, Arturo Martinez, Karthikeyan Marudhachalam, Siva Venkatachalam Maruthamuthu, Jeffin C Mathew, Paschalraj Mathias, Anbazhagan Mathiazhagan, Tamer Mazid, Megan Frances McMahon, Shibly Meeran, Pranav Mehra, Jay Meindertsma, Brian Meissner Jr, Gabriel Mendola, Alberto Mercado Perez, Lubert Meuter, Gregory Meyer, Nikita Midha, Lauren Miller, Mukesh Mirchandani, Manish Mishra, Vipul Mishra, Siddhant V Mittal, Mithun Mohan, Sandeep Thiruvoypadi Mohan, Mithun Mohandas, Sreenath Mohankumar, Edward Moon, Richard Morgan, Gonzalo Morillas, V Sriram Chandra Mouli, Maria Mughal, Subharun Mukherjee, Monish Munshi, Guruprasad Murali, Surya Murali, Venkatesan Murali, Adithya Muralidhar, John Murphy, Abishek Murthy, Shanmugapriya Murugan, Gani Murugesan, Vigneswaran Murugesan, Vijayaraj Murugesan, Emily Musser, Sivakumar Muthuchamy, Balaji Muthukrishnan, Krupesh Muthukumar, Rajasekaran Muthusamy, Stanley Jesuraj Nadar, Harish Nagarajan, Rajeswari Nagarajan, Nageswar Nageswar, DRM (Ramesh) Naidu, Madhu Ravindran Nair, Rohitkumar Nair, John Najac, Sengottaian Nallasamy, Anand Nambiar, Premkumar Nandagopal, Parveen Nandal, Anirudh Narasimhan, Shankar Narasimhan, Aishwerya Narayan, Vigneshwar Narayanan, Abinaya Narayanasamy, Prasannan Narayanasamy, Aslesha Nargolkar, Venkataraman Natarajan, Tharakai Natesan, Vidya Natesh, Varun Nathan, Andrew Navin, Angela Negherbon, Aadhithya Nelavai, Yasasree Nerayanuri, Kristal Nicolet, Vanessa Nool, Shahul Hameed Nowshath, Preethi Ann Nunes, Nisha Oarath, Ramya Vardhan Obla Govardhan, Alex Okerman, Vamsi Krishna Ommini, Kaan Onay, Manuel Ospina Sanchez, Felix Osten, William Ou, Shela Owens, Gayathri Padmanabhan, Preethy Padmanabhan, Swaminathan Padmanabhan, Samit Pal, Bala Amudha Pal Samy, Saravanakumar Palani, Rajeswar Palaniappamudaliyar Subramani, Arvind Palanisamy, Yuvanesh Palanisamy, Arjun Paliath, Janani Srinivasan Pallikaranai Thirumalai, Abhishek Dilip Pande, Varagunapandian Pandian, Melina Paneris, Smrithi Parameswar, Adit Parekh, Erica Parker, Kalyanaraman Parthasarathi, Ramesh Parthasarathy, Sindhu Parthasarathy, Vijayaraghavan Parthasarathy, Arvind Parthiban, Srinivas Pasupulati, Chintan Patel, Govind H Patel, Payal Patel, Yagnesh Patel, Chandar Pattabhiram, Arun Kumar Pattabhiraman, Premkumar Patturaj, Manoj Paulraj, Maria Victoria Pe Benito, Elias Pereira, Raghuram Periaswamy, Saravanan Periyasamy, Roshini Philip, Oliver Phillips, Guillaume Piedeleu, Abhilash Pillai, Gautam Madhusudhan Pillai, Sreelesh Pillai, Sunil Kumar S Pillai, Kishorekumar Koushik Pillalamarri, Vikram Chaitanya Pinnam Reddy, Shravan Kumar Polasani Babu, Suresh Kumar Ponnusamy, Prateek Porwal, Prashant Potluri, Divyalakshmi Prabakar, Saurabh Prabhuzantye, Ira Pradhan, Allwyn Pradip, Bharat Prakash, Jay Prasad, Supraja Prasad, Vishnu Prasad, Krish R Prasanth, James Pratt, Thiruvoipadi Sridhar Praveen, Hrishikesh Premkumar, Vasudevan Premkumar, Eric Previte, Lauren Price, Goutham Narasimhaswamy Prodhutoori, Ramesh Pullamsetti, G S Vijay Raajaa, Balamurugan Radhakrishnan, Ramsundar Radhakrishnan, Vignesh Radhakrishnan, Lisa Raffetto Sidel, Maljeev Rafi, Sherrie Rafiei, Kannan Raghavan, Ram Prasadh Raghavan, Swaminathan Raghunathan, Ganeshkumar Raghupathy, Saranyaa Ragupathy, Arun Raj, Ganesh Raj, Praveen Raj, Thanashyam Raj, Thirumalai Raj, Vinod R Raj, Sarath Kumar Raja, Siva Rajamani, Ishwaryaa Rajan, Karthik Rajaram, Vijieswari Rajaraman, Saravanakumar Rajaratnam, Praveen Rajaretnam, Rajesh Rajasekar, Manishankar Rajasekaran, Pramoth Rajavel, Induja Rajendran, Ramkumar Rajendran, Yashvanth Rajendran, Deepikaa Rajendran Selvaraj, Subhashni Rajeswaran, Arun Rajkumar, Rajkiran Rajkumar, Manoj Raju, Samynathan Raju, Avaneesh Rajumar, Akshay Valiya Rakkanchath, Drew Rakosi, Vignesh Ramachandra, Radhakrishnan Ramachandran, Sukumar Ramachandran, Kanalveli Ramachandran Arulmozhi, Dinesh Kumar Ramachandriya Balan, Jayaprakash Thumpassery Ramakrishnan, Naveen Ramakrishnan, Prasad Ramakrishnan, Anand Vaidyanathan Ramamoorthi, Nagarajan Raman, Rajiv Ramanan, Rashmi Ramanathan, Sethupathy Ramanathan, Alesia Ramanenka, Anitha Ramar, Pratheeswaran Ramasamy, Mohana Priya Ramasamy Thanikasalam, Vijayaraj Ramasubbu, Varun Ramdas, Aarthi Ramesh, Abhilash Latha Ramesh, Deepak Chand Babu Ramia Sridharan, Amrutha Ramkumar, Hariharan Ramkumar, Renuka Ramkumar, Karthik Ramu, Marius Rand, Sriraman Ranganathan, Jayasree Rangarajan, Prabakaran Rangasamy, Anil Rangaswamy, Raveesh Ranjan, Pradeep Rathinam, Pradeep Ravi, Sujitha Ravi, Thriyambhakesh Ravi, Vinayak Ravi, Jayraj Ravichandran, Nivas Ravichandran, Bharathi Kannan Ravikumar, Arvind Ravindran, Durgadevi Ravisankar, Muthukumar Ravishankar, Ramesh Ravishankar, Riyazdeen Abdul Razak, Arshia Razavi, Srikanth Reddy, Julie Reilly, Srinivasan Rengarajan Rengarajan, Niklas Restle, Angelica Reyes Froment, James Rice, Jarvis Richardson, Harish Rijhsinghani, Pinky Rijhwani, Nick Rivera, Andrew Robeson, Luc Roi, Calista Rollogas, Lisa Romero, Jenny Roohr, Somnath Roy, Gianni Rudolph, Venkataragavan Sabesan, Jacqueline Sabino, Rajagopalan Sadagopan, Per Henrik Saelen Pedersen, Rajiv Saini, Soorajkumarr Sairam, Vignesh Sairam, Ghanesh Sairaman, Gomathi Sampath, Krishnakumar Sampath, Vikgnesh Sampath, Dilip Samson, Riddhika Sand, Rohit Sandal, Rohan Sandeep, Prashant Kumar Kamlesh Sanghavi, Karthik Sankar, Vasuthalakshmi Sankaran, Ernie Santamaria, Navaneethan Santhanam, Shriram Sarangan, Murali Krishna Satagopan, Karthikeyan Ds sathuragiri, Vikram S Sathyanarayana, Imam Saygili, Erin Schaefer, Loni Scheck, Christian Schoenherr, Alexander Scholz, Lisa Schwartz, Riya Sebastian, Kaushik Sekar, Raja Sekar, Saravanan Sekar, Albert Selvaraj, Elangovan Selvaraj, Thomas Prabhu Selvaraj, Vikram Naval Selvaraj, Gopishankar Selvaraju, Sivalingam Selvasekaran, Sesha S Sendhil, Pamela Sergeeff, Suresh Seshadri, Carson Sestili, Palak Setia, Pooja Mukesh Shah, Sajith Shahabudeen, Shaik Mohammad Shakeel, Adam Shambrook, Vijay Shankar, Srinivasan Shanker, Dinesh Kumar Arjunan Shanmugam, Kannan Shanmugam, Senthilnathan Shanmugam, Ikshit Sharda, Aniket Sharma, Manish Sharma, Rahul Kumar Sharma, Swati Sharma, Nathan Sheranian, Brian Sherwinski, Jai Shroff, Geoff Shum, Mohana SidhaarthVN, Ben Sims, Atul Kumar Singh, Himanshu Singh, Narendra Singh, Neetu Singh, Rohit Singhania, Vaibhav Sinha, Taraka Siripurapu, Vijaybabu Siva, Anush Arvind Sivakumar, Niranjan Sivan, Pradeep Sivaraj, Kristian Skagbrant, Eric Smith, James Smith, Shivanath Somanathan, Abhishek Somani, Yunyun Song, Craig Soules, Kathirvalavan Soundarajan, Ajith Sowndararajan, Anitha Sridhar, Gayathiri Sridhar, Vijayendran Sridharan Sridharan, Ishwarya Srinivas, Shadhruthi Srinivas, Chakravarthy Srinivasan, Jayanth Srinivasan, Srinath Srinivasarao, Aakash Srivastava, Peter Stadlinger, Casey Steenport, Joy Su, Aaron Suarez-Lopez, Rajesh Subramani, Sriram Subramani, Gireesh Subramaniam, Manikandan Subramaniam, Vignesh V

Subramaniam, Bharathi Subramanian, Janani Subramanian, Karthick Subramanian, Karthik Subramanian, Sundar Subramanian, Amuthaveni Subramaniyam, Govind Sudarsan, T Raja Sudhakar, Sujith Sudhakaran, Premchandar Sugumaran, Santhosh Kumar Sugumaran, Thilak Kumar Sugumaran, Anu Suman, Ganeshram Sundaram, Karthick Sundaram, Ajay Kumar Sundaramurthy, Aravind Sundararajan, Parthan Sundararajan, Sree Nivas Sundararajan, Mahesh Sundararaman, Akshaya Suresh, Abhishek Sureshkumar, Shridar Suryamoorthy, Gayathri R Suryanarayanan, Benjamin Swails, Ramgopal Swaminathan, Nandini Swamynathan, Nathalie Szetu, Gyorgy Szundi, Steph Taiwo, Vandana Rajendra Tanna, Lauren Tarantino, Brogan Taylor, Brian Tetreault, Tarkeshwar Thakur, Rajesh Kumar Thandapani, Balaguru Thangaraj, Pradeep Thangavel, Swathi Thangavel, Aishwarya Thangavelu, Joshua Thanner, Sujay Edwin Thayananthan, Ryan Thomas, Sajoo Thomas, Shaiju Thomas, Vipin Thomas, David Thompson, John Thompson, Bhaskar Tiwari, Alexander Tran, Parker Trewin, Sebastian Trissl, Timothy Trovillion, Brian Troxell, Deepak Kumar Tuli, Benjamin Tune, Jared Turkus, Nivedhana Udayasankar, Alauddin Ulaganathan, Keith Underwood, Jayesh Urath, Srivatsallan V Sridharan, Elodie Vadala, Mariappan Vaithilingam, Nallasivan Valasubramanian, Viviana Valdez, Froylan Valencia Reynoso, Antoine Valentone, Don van der Does, Rick van Duursen, Laura van Schravendijk, Jacob Vandenheuvel, Elavazhagan Varatharajan, Robin Varghese, Eleni Vatsou, Madhavan Veeraraghavan, Subhashree Veeraraghavan, Tholkappiyan Velavan, Pratheep Velicherla, Nehruji Velmurugan, Arunkumar Velu, Jeganathan Velu, Charanyan Venkataraghavan, Annapoorna Venkataraman, Chithra Venkataraman, Shreya Venkataramana, Goutham Sundaresan Venkataramanan, Jayaram Venkatarathinam, Vijayaragavan Venkatarathinam, Maheshwar Venkatasubramanian, Manikandan Venkatasubramanian, Arun Venkataswamy, Kalyanasundaram Venkatesan, Naveen Venkatesan, Srivatsan Venkatesan, Shruthi Venkatesh, Anand Venkatraman, Leonard Ventimiglia, Abhinav Verma, Harish Vichur Chandrasekar, Hillary Vierra, Thaveethu Vignesh, Vignesh Vijayakumar, Janani Vijayan, Magesh Pandian Vijayaraghavan, Parsuram Vijaysankar, Preethie Vimalan, Yogesh Vimalan, Viswajith Vishwaa, Pavan Kumar Vissapragada, Raghav Viswanathan, Raghuvaran Viswanathan, Michael Vitali, Bristlin Vivitha, Berkeley Vogelheim, Param Vora, Milan Vukas, Rosemarie Wahlberg, Jeykar Watson, Evan Webb, Andre Weideck, Patrick Werdehausen, Kenneth Westlake, Justin Widlund, Hannah Wilson, Ken Wilson, Christopher Wiltberger, Caroline Wouters, Johannes Wretsn Jonsson, Savitha Wulff, Paige Wunderlich, Chris Wyman, Siyuan Yin, Klaasjan Ypenburg, Shoaib Yunus, Monika Rajshree Yuvaraj, and Aasif R Zarar.
(6)    Includes 2,424 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
If any of the Selling Stockholders utilize a broker-dealer in the sale or distribution of the Shares, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Cooley LLP, Palo Alto, California.
EXPERTS
The financial statements as of December 31, 2019 and 2020, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this Registration Statement by reference to the Company's Registration Statement No. 333-259118 on Form S-1, as amended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•The Registrant’s Prospectus filed with the SEC on September 22, 2021, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259118), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
•The Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2021 (excluding Item 7.01) (File No. 001-40806); and
•The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed with the SEC on September 13, 2021 (File No. 001-40806) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at freshworks.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Freshworks Inc., Attention: Chief Legal Officer and General Counsel, 2950 S. Delaware Street, Suite 201, San Mateo, California 94403, (650) 513-0514.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•The Registrant’s Prospectus filed with the SEC on September 22, 2021, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259118), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
•The Registrant’s Current Report on Form 8-K filed with the SEC on September 24, 2021 (excluding Item 7.01) (File No. 001-40806); and
•The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed with the SEC on September 13, 2021 (File No. 001-40806) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
None.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation authorized the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by the DGCL. The Registrant’s amended and restated bylaws provide that the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL and may indemnify its other employees and agents. The Registrant’s amended and restated bylaws also provide that, on satisfaction of certain conditions, the Registrant will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether it would otherwise be permitted to indemnify him or her under the provisions of the DGCL.
The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.
At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Item 7.    Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.
Item 8.    Exhibits.
EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-40806	3.1	September 24, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1/A	333-259118	3.4	September 13, 2021

4.3	Form of Class A common stock certificate of the Registrant.	S-1/A	333-259118	4.1	September 13, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Freshworks Inc. 2011 Stock Plan, as amended, and forms of agreements thereunder.	S-1	333-259118	10.1	August 27, 2021

* Filed herewith

Item 9.    Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 4th day of November, 2021.

Freshworks Inc.

By:	/s/ Rathna Girish Mathrubootham
Rathna Girish Mathrubootham
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rathna Girish Mathrubootham and Tyler Sloat, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rathna Girish Mathrubootham	Chief Executive Officer and Chairman (Principal Executive Officer)	November 4, 2021
Rathna Girish Mathrubootham

/s/ Tyler Sloat	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 4, 2021
Tyler Sloat

/s/ Roxanne S. Austin	Director	November 4, 2021
Roxanne S. Austin

/s/ Johanna Flower	Director	November 4, 2021
Johanna Flower

/s/ Sameer Gandhi	Director	November 4, 2021
Sameer Gandhi

/s/ Randy Gottfried	Director	November 4, 2021
Randy Gottfried

/s/ Zachary Nelson	Director	November 4, 2021
Zachary Nelson

/s/ Barry Padgett	Director	November 4, 2021
Barry Padgett

/s/ Jennifer Taylor	Director	November 4, 2021
Jennifer Taylor
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